EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-209588, 333-163315, 333-163314, 333-148374, 333-140250, 333-121057, 333-85112, 333-85110, 333-68531, 333-12221, and 333-01798 each on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of The Boston Beer Company, Inc. and the effectiveness of The Boston Beer Company, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 27, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 24, 2026